Highpower International Announces Receipt of Non-binding Investment Proposal

SAN FRANCISCO and SHENZHEN, China, Nov. 27, 2015 /PRNewswire/ -- Highpower International, Inc. ("Highpower International" or "the Company") (NASDAQ: HPJ), a developer, manufacturer, and marketer of lithium and nickel-metal hydride (Ni-MH) rechargeable batteries, and a battery management systems and battery recycling provider, today announced that its board of directors (the "Board") has received a non-binding investment proposal letter from Anshan Co-Operation (Group) Co., Ltd. ("Anshan Co-Operation"), joined with Mr. George Pan, Chairman and CEO, and certain management of Highpower International, and China Innovative Capital Management Ltd.

Anshan Co-Operation (Group) Co., Ltd. ("Anshan Co-Operation"), proposes to purchase newly issued shares of Shenzhen Highpower Technology Co., Ltd., Springpower Technology (Shenzhen) Co., Ltd. and Icon Energy System (Shenzhen) Co., Ltd., the three subsidiaries in the People's Republic of China (the "PRC") wholly-owned by Highpower International, Inc. with not less than RMB650 million, or approximately US$101.7 million (based on an exchange rate of $6.39 as of November 26, 2015) based on the valuation of RMB280 million, or approximately US$43.8 million (based on an exchange rate of $6.39 as of November 26, 2015) for the three subsidiaries, in exchange for more than 50% of the equity of each of the three subsidiaries and become the controlling shareholder of each of the subsidiaries after the subscription.

The Company's Board of Directors has formed a special committee consisting of the following independent directors to consider this proposal: Ping Li, who will serve as chairman, Xin Hai Li and T. Joseph Fisher, III. The special committee intends to retain independent legal and financial advisors to assist it in this process. The Board cautions the Company's stockholders and others considering trading in its securities that the Board just received the non-binding proposal letter from Anshan Co-Operation and no decisions have been made with respect to the transaction. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable laws.

About Highpower International, Inc.
Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting. Highpower's target customers are Fortune 500 companies, and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements, including, our ability to successfully expand sales of our lithium battery product in the mobile device market and our ability to effectively compete in that market. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Contact:

Highpower International, Inc.
Sherry Chen
+86-755-8968-6521
ir@highpowertech.com

INVESTOR RELATIONS:

The Equity Group Inc.

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(212) 836-9606
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